UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2008

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On February 7, 2008, Cree, Inc., a North Carolina corporation (the “Company”), Rabbit Sub, Inc., a North Carolina corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), LED Lighting Fixtures, Inc., a North Carolina corporation (“LLF”) and certain shareholders of LLF, entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), pursuant to which LLF will merge with and into Merger Sub (the “Merger”).  The Merger is targeted to close in March 2008, subject to the satisfaction of customary conditions, including obtaining the approval of LLF’s shareholders.

In accordance with the terms of the Merger Agreement, the Company has agreed to acquire all of the outstanding shares of capital stock of LLF and to assume LLF’s outstanding options in exchange for approximately $77 million, which is comprised of a combination of cash and shares of the Company’s common stock.   The number of shares of the Company’s common stock that may be issued in the Merger will be based upon the average closing price of the Company’s shares on the Nasdaq Global Select Market over the twenty trading days ending the day before the signing of the Merger Agreement, which is $28.317 per share.  Holders of shares of LLF preferred stock may elect to receive a cash payment in lieu of converting their preferred shares into shares of LLF common stock and receiving shares of the Company’s common stock in the Merger.  Accordingly, the number of shares of the Company’s common stock that may be issued in the Merger will depend upon the number of shares of LLF preferred stock that elect to be cashed out in the Merger.  Additional cash consideration of up to $26.4 million may be payable to holders of LLF common stock over the next three calendar years tied to new product milestones and key employee retention.

The shares of the Company’s common stock to be issued in the Merger are expected to be issued in reliance on an exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended, for the issuance and exchange of securities approved, after a public hearing upon the fairness of the terms and conditions of the exchange, by a state commission authorized by law to grant such approval.  The Company intends to apply for such a fairness hearing before the North Carolina Secretary of State in accordance with Section 78A-30 of the North Carolina Securities Act.  If an order of approval is not forthcoming, the parties are not obligated to proceed with the transaction unless they determine there is an available exemption from registration accompanied by appropriate representations from LLF shareholders.

Item 7.01	Regulation FD Disclosure

On February 8, 2008, the Company issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated February 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Charles M. Swoboda
Charles M. Swoboda
Chairman, Chief Executive Officer and President

Date:  February 8, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated February 8, 2008